UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 15, 2025 (July 9, 2025)

SKY QUARRY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42296	84-1803091
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

707 W. 700 South, Suite 1 Woods Cross, UT 84087 (Address of principal executive offices) (zip code)

(424) 394-1090 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SKYQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01Entry into a Material Definitive Agreement.

On July 9, 2025, Sky Quarry Inc., a Delaware corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Varie Asset Management LLC, a Nevada limited liability company (“Varie”), pursuant to which Varie has committed to purchase up to $8.125 million of the Company’s common stock, $0.0001 par value per share (the “Common Stock”).

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Varie, and Varie is obligated to purchase, up to $8.125 million of Common Stock. Sales of Common Stock by the Company, if any, will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over the 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that a registration statement covering the resale of the shares of Common Stock that may be issued under the Purchase Agreement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed (such date on which all of such conditions are satisfied, the “Commencement Date”).

After the Commencement Date, under the Purchase Agreement, the Company may direct Varie to purchase up to 40,000 shares of Common Stock on such business day (each, a “Regular Purchase”), provided, however, that (i) the Regular Purchase may be increased to up to 60,000 shares, provided that the closing sale price of the Common Stock is not below $0.80 on the purchase date; (ii) the Regular Purchase may be increased to up to 80,000 shares, provided that the closing sale price of the Common Stock is not below $1.00 on the purchase date; and (iii) the Regular Purchase may be increased to up to 100,000 shares, provided that the closing sale price of the Common Stock is not below $2.00 on the purchase date (all of which share and dollar amounts shall be appropriately proportionately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction as provided in the Purchase Agreement). In each case, Varie’s maximum commitment in any single Regular Purchase may not exceed $300,000. The purchase price per share (“Purchase Price”) means, with respect to any Regular Purchase made, ninety-seven percent (97%) of the lower of: (i) the lowest sale price on the applicable purchase date for such Regular Purchase and (ii) the arithmetic average of the three (3) lowest closing sale prices for the Common Stock during the ten (10) consecutive business days ending on the business day immediately preceding such purchase date for such Regular Purchase (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of the Purchase Agreement).  Notwithstanding the foregoing, the Purchase Price shall not be less than $0.62 per share.

Varie has no right to require the Company to sell any shares of Common Stock to Varie, but Varie is obligated to make purchases as the Company directs, subject to certain conditions. In all instances, the Company may not sell shares of its Common Stock to Varie under the Purchase Agreement if it would result in Varie beneficially owning more than 9.99% of its Common Stock. There are no upper limits on the price per share that Varie must pay for shares of Common Stock.

As consideration for its commitment to purchase shares of Common Stock under the Purchase Agreement, the Company issued to Varie 366,260 shares of Common Stock and may issue to Varie up to an additional 183,131 shares of Common Stock (the “Additional Commitment Shares”) in connection with additional purchases of Common Stock by Varie and in an amount of Additional Commitment Shares as calculated pursuant to the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty.

Actual sales of shares of Common Stock to Varie will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. Varie has covenanted not to cause or engage in, in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock.

The Company has agreed to pay Varie $12,000 per month commencing on the Commencement Date and continuing during the term of the Purchase Agreement, provided Regular Purchases may be made during any such month.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there by any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02  Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

Section 9 – Financial Statements and Exhibits.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

10.1	Purchase Agreement, dated July 9, 2025, by and between the Company and Varie Asset Management LLC

10.2	Registration Rights Agreement, dated July 9, 2025, by and between the Company and Varie Asset Management LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sky Quarry Inc.

Dated: July 15, 2025	By: /s/David Sealock
Name:David Sealock
Title:Chief Executive Officer